Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Nushares ETF Trust:

We consent to the use of our report dated December 28, 2020, with respect to the financial statements and financial highlights of Nuveen ESG Large-Cap ETF, Nuveen ESG Large-Cap Growth ETF, Nuveen ESG Large-Cap Value ETF, Nuveen ESG Mid-Cap Growth ETF, Nuveen ESG Mid-Cap Value ETF, and Nuveen ESG Small-Cap ETF, each a series of Nushares ETF Trust, as of October 31, 2020, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

February 25, 2021

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Nushares ETF Trust:

We consent to the use of our report dated December 28, 2020, with respect to the financial statements and financial highlights of Nuveen ESG International Developed Markets Equity ETF and Nuveen ESG Emerging Markets Equity ETF, each a series of Nushares ETF Trust, as of October 31, 2020, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

February 25, 2021